UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 31, 2001
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

     Registrant’s telephone number, including area code (604) 681-6181 not applicable

(Former name or former address, if changed since last report)

ITEM 5.     Registrant report of any other event which it deems of importance to its security holders.

International Absorbents Inc. (the “Registrant”) a British Columbia, Canada Corporation, has filed an amendment to the 3rd quarter Financial Statements for the period ended October 31, 2001 on SEC Form 10-QSB/A. The amendment will reflect a change in the comparative tables of the Income Statement for the 3 months and 9 months ended October 31, 2000. There are no changes to the current quarter results.

The deferred tax provision is amended to reflect the change in reporting for the comparative periods ending October 31, 2000. The Company had changed its reporting from Canadian GAAP to US GAAP at fiscal year end January 31, 2001. As a result, the recast of the reported comparative financial results did not incorporate the change in reporting.

The foregoing matter is further described in the press release issued by the Company on December 12, 2001, a copy of which is filed herewith as Exhibit 99.1. The restated comparable financial information for the three months and nine months ended October 31, 2000 is included as part of the press release.

ITEM 7.     Financial Statements and Exhibits.

(c)   Exhibits

        99.1        News Release of the Registrant dated December 12, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date	December 12, 2001	/s/ Gordon Ellis Gordon L. Ellis, Chairman of the Board

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